SCHEDULE 14A INFORMATION
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Mercury General Corporation

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4484 Wilshire Boulevard
Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT
To The Shareholders of
Mercury General Corporation
Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at the corporate headquarters of the Company located at 4484 Wilshire Boulevard, Los Angeles, California on May 12, 2021 at 10:00 a.m., for the following purposes:

1.    To elect seven directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.    To consider an advisory vote on executive compensation; and

3.    To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

The Board of Directors has fixed the close of business on March 17, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,
Judy A. Walters, Secretary
Los Angeles, California
March 30, 2021

MERCURY GENERAL CORPORATION
4484 Wilshire Boulevard
Los Angeles, California 90010

PROXY STATEMENT
The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 12, 2021, at the corporate headquarters of the Company located at 4484 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first furnished to shareholders on or about March 30, 2021.
All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.
A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director; FOR the proposal regarding an advisory vote on executive compensation; and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.
Shareholders of record at the close of business on March 17, 2021 will be entitled to vote at the meeting. As of that date, 55,370,788 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.
VOTING
In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than seven persons.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes.

The vote to ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021 is considered a “routine” matter, and brokers have the discretionary voting power to vote on this matter without any instructions from the beneficial owners. Abstentions and broker non-votes will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting of Shareholders are “routine” or “non-routine” in nature. The election of directors is not considered a “routine” matter. Similarly, the advisory vote to approve executive compensation is not considered a “routine” matter. Therefore, beneficial owners that hold in “street name” will have to give voting instructions to their brokers in order for a broker to vote on those matters. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a “routine” matter, and brokers have the discretionary voting power to vote on this matter without any instructions from the beneficial owners. The Board of Directors recommends that shareholders vote FOR election of the seven directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 3); FOR the proposal regarding an advisory vote on executive compensation (see page 15); and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 (see page 15).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 30, 2021 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (3)		Percentage of Outstanding Shares
George Joseph	19,568,656	(1)	35.3%
Gloria Joseph	9,160,000	(1)	16.5%
Gabriel Tirador	50,887		*
Theodore Stalick	5,600		*
Christopher Graves	6,673		*
Jeffrey Schroeder	906		*
George G. Braunegg	2,501		*
Ramona L. Cappello	—		*
James G. Ellis	—		*
Joshua E. Little	1,550		*
Martha E. Marcon	—		*
All Executive Officers and Directors	19,664,660	(2)	35.5%

*	Less than 1.0% of the outstanding Common Stock.

(1)As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.
(2)Includes 2,500 shares issuable upon exercise of options that are exercisable within 60 days from March 30, 2021.
(3)The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors of the Company has nominated and recommends for election as directors the following seven persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify.
The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. The proxy will not be voted for more than seven nominees.
The table below indicates the position with the Company, tenure as director and age of each nominee as of March 30, 2021.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board	99	1961	(1)
Gabriel Tirador	President, Chief Executive Officer and Director	56	2003
George G. Braunegg	Director	63	2018
Ramona L. Cappello	Director	61	2018
James G. Ellis	Director	74	2014
Joshua E. Little	Director	50	2017
Martha E. Marcon	Director	72	2008

(1)Date shown is the date Mr. Joseph was elected a director of Mercury Casualty Company, a predecessor of the Company. Mr. Joseph was elected a director of the Company in 1985.
Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors. Other than Mr. Joseph being an uncle to Charles Toney, the Company’s Vice President and Chief Actuary, and father to Victor Joseph, the Company’s Vice President and Chief Underwriting Officer, there are no family relationships among any of the Company’s directors, executive officers or nominees for director or executive officer.
Each nominee for election to the Board of Directors has extensive management and leadership experience gained through executive and professional service in insurance and other industries. In these roles, the director nominees have developed attributes and skills in management of capital, risk and operations. In addition, a majority of the director nominees have longstanding relationships with the Company, with three of the seven director nominees serving on the Board of Directors or in executive positions with the Company for at least ten years and with average Board tenure of more than 20 years. This experience with the Company provides the members of the Board of Directors a thorough understanding of the Company’s market and business operations, policies and processes, rules and regulations, risks and mitigating solutions and controls environment. The Nominating/Corporate Governance Committee’s process for identifying, evaluating and recommending qualified candidates for nomination to the Board of Directors is described starting on page 7 under “Director Nomination Process.”
Set forth below are the names of the nominees for election to the Board of Directors, along with their present positions, principal occupations and public company directorships held in the past five years and the specific individual qualifications and skills of such directors that contribute to the overall effectiveness of the Board of Directors and its committees.
George Joseph, Chairman of the Board of Directors, has served as Chairman since 1961. He held the position of Chief Executive Officer of the Company for 45 years between 1961 and December 2006. He has more than 50 years’ experience in all phases of the property and casualty insurance business. The Company believes that Mr. Joseph’s expertise and experience in the insurance industry and in underwriting, claims management and rate making in particular, as well as his role as founder of the Company and his longstanding service as Chairman and Chief Executive Officer, qualify him for service on the Board of Directors.
Gabriel Tirador, President and Chief Executive Officer of the Company, has served as Chief Executive Officer since January 1, 2007 and as President since October 2001. He was the Company’s Vice President and Chief Financial Officer from

February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 30 years’ experience in the property and casualty insurance industry and is an inactive certified public accountant. The Company believes that Mr. Tirador’s executive management and related experience in the property and casualty insurance industry as well as his accounting and financial reporting expertise, including experience as an auditor with KPMG LLP and in senior financial management positions, qualify him for service on the Board of Directors.

George G. Braunegg has been an advisor to, and an investor in Terafina Inc. since March 2018. In addition, Mr. Braunegg is an Adjunct Professor of Accounting at the Marshall School of Business at the University of Southern California. Prior to teaching at USC, Mr Braunegg was a Co-Founding Principal of CAST Management Consultants Inc. ("CAST") from 1986 to 2017 when he and his fellow Principals sold the firm. During his tenure at CAST, Mr. Braunegg served on the firm’s Board of Directors and was the Corporate Secretary. From 1981 to 1986, he worked as an Auditor and a Financial Services Consultant at KPMG. The Company believes that Mr. Braunegg’s extensive experience in executive management and his 35-year management consulting career advising senior management of numerous large public companies qualify him for service on the Board of Directors of the Company.

Ramona L. Cappello has been serving as a Principal at The Cappello Group since 2013 as well as CEO and Founder of Sun Harvest Salt, LLC since 2014. From 2005 to 2013, Ms. Cappello was Founder, CEO and a board member of Corazonas Foods, Inc. From 2002 to 2005, she was Senior Vice President of Mauna Loa Macadamia Nut Corporation. Ms. Cappello currently serves on the compensation committee, the corporate governance committee and the audit committee of the board of directors of True Drinks Holdings, Inc., a public company. She also serves on the boards of directors of four private entities: University of Southern California Board of Trustees, Nielsen Massey Vanillas, Inc., Luxco, Inc. and IPS All Natural, LLC. The Company believes that Ms. Cappello’s extensive experience in executive management positions as well as her experience on the boards of directors of public and private companies qualify her for service on the Board of Directors of the Company.
James G. Ellis served as the Dean of the Marshall School of Business at the University of Southern California (USC) from 2007 until June 2019. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and Chief Executive Officer of Port O’Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis also serves on the boards of directors of Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company. The Company believes that Mr. Ellis’ extensive experience in executive management and senior academic positions qualify him for service on the Board of Directors.
Joshua E. Little has been a shareholder in the law firm of Dentons Durham Jones Pinegar P.C. since 2006.  Mr. Little is also a director of the law firm and serves as Chief Financial Officer on its Executive Committee.  Prior to joining Dentons Durham Jones Pinegar P.C., Mr. Little was an attorney at the law firm of Latham & Watkins LLP.  The Company believes that Mr. Little’s extensive experience advising public companies and companies in the insurance industry as well as his experience in corporate governance matters and his extensive history with the Company qualify him for service on the Board of Directors.
Martha E. Marcon has been retired since January 2006. For more than 20 years prior to January 2006, Ms. Marcon was a partner of KPMG LLP in Los Angeles, California. She served as the firm’s National Resource Partner - Insurance Industry and the Western Region Insurance Industry Leader. In 2020, Ms. Marcon joined the board of directors of Guild Holdings Company upon its initial public offering, serving as chair of the audit committee and member of the governance committee. Ms. Marcon also serves on the board of directors, the audit committee and risk committee of Foresters Financial, which is an international insurance and financial services organization. She also serves on the board of the companies comprising the Nonprofits Insurance Alliance and chairs its audit committees. The Company believes that Ms. Marcon’s accounting and financial reporting expertise, particularly related to insurance organizations, and her experience as a certified public accountant for 28 years and an auditor specializing in the insurance industry with KPMG LLP for more than 20 years qualify her for service on the Board of Directors.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE
Corporate Governance Documents
The Company has adopted Corporate Governance Guidelines that outline the Company’s corporate governance policies and principles. The Company’s Corporate Governance Guidelines and its other corporate governance documents, including its Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating/Corporate Governance Committee Charter and Investment Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com under the “Investor Information - Corporate Governance” link. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence
NYSE rules and regulations require listed companies to have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of seven directors. The Board has determined that each of George G. Braunegg, Ramona L. Cappello, James G. Ellis, Joshua E. Little and Martha E. Marcon has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph and Tirador currently serve as executive officers of the Company.
To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to, or are more rigorous than, the independence requirements of the NYSE. In addition to evaluating each director against the Company’s Director Independence Standards, which are included in the Company’s Corporate Governance Guidelines available on the Company’s website noted above, the Board considers all relevant facts and circumstances in making its independence determination.
Board Leadership Structure
Leadership of the Company is currently shared between Mr. Joseph, Chairman of the Board of Directors, and Mr. Tirador, President and Chief Executive Officer. Mr. Joseph held the offices of Chairman and Chief Executive Officer from the founding of the Company until 2007. Mr. Tirador was appointed President in 2001 and Chief Executive Officer in 2007. The Company does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board of Directors to make a determination as to such positions from time to time and in a manner that it believes is in the best interest of the Company and its shareholders. Separating these positions currently allows the Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that appointing the Chief Executive Officer separately from the Chairman of the Board is an important element of the Company’s succession planning process. Because the positions of Chairman of the Board and Chief Executive Officer are executive officer positions in the Company, and given the current and active participation of each leader in significant matters affecting the Company, Ms. Marcon has been appointed to act as the lead independent director. The lead independent director coordinates the activities of the non-management directors, including sessions of the non-management directors, and facilitates communications between the non-management directors and the other members of the Board and the management of the Company.
Board of Directors and Committees
The Board of Directors held five meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2020 each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Three directors attended the Annual Meeting of Shareholders in 2020.

The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees, reviewing the adequacy of the Company’s internal accounting controls and overseeing the statutory audit committees of the Company’s insurance subsidiaries. The Audit Committee currently consists of Martha E. Marcon, Joshua E. Little and Ramona L. Cappello, with Martha E. Marcon acting as Chair. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the NYSE, that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that Ms. Marcon qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held four meetings in 2020.

The Company has a Compensation Committee currently consisting of Joshua E. Little, George G. Braunegg and Ramona L. Cappello, with Joshua E. Little acting as Chair. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held three meetings in 2020. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, considering the most recent shareholder advisory vote on executive compensation in connection with determining executive compensation policies and decisions and administering the Company’s 2015 Incentive Award Plan and annual bonus plans. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided below in “Executive Compensation” as part of the Compensation Discussion and Analysis and under the Summary Director Compensation Table.
The Company has a Nominating/Corporate Governance Committee currently consisting of Martha E. Marcon, James G. Ellis and Joshua E. Little, with Martha E. Marcon acting as Chair. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held two meetings in 2020. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the Company, developing and overseeing the Company’s policy for review and approval of related party transactions and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards.
The Company has an Investment Committee currently consisting of James G. Ellis, George Joseph, Gabriel Tirador and George G. Braunegg, with James G. Ellis acting as Chair. The Investment Committee operates pursuant to a written charter adopted by the Board of Directors. The Investment Committee held four meetings in 2020. The responsibilities of the Investment Committee include, without limitation, developing, reviewing and recommending to the Board of Directors and monitoring management’s compliance with investment strategies and guidelines, selecting and monitoring the competence and performance of investment managers, monitoring compliance of the Company’s investment policies and practices with applicable legal and regulatory requirements, reviewing and approving investment transactions, reporting to the Board of Directors at least quarterly regarding the investment transactions made by the Company and the Company’s investment strategies and guidelines, and performing all other duties of the Board of Directors with respect to investment transactions made by the Company.

The Board of Directors’ Role in Risk Oversight
The Company’s management is primarily responsible for identifying and managing risks in relation to Company strategies and objectives; establishing and implementing appropriate risk mitigation plans, processes and controls; and actively managing risks in a manner that serves the best interests of the Company, its shareholders and other stakeholders. Management informs the Board of Directors regarding the most material risks confronting the Company on a regular basis and reports regarding its activities in managing and mitigating such risks.
The Board of Directors has oversight responsibility of the processes established to monitor and manage such risks. The Board of Directors believes that such oversight function is the responsibility of the entire Board of Directors through frequent reports and discussions at regularly scheduled Board meetings. In addition, the Board has delegated specific risk management oversight responsibility to the Board Committees. In particular, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting and also meets regularly with and receives reports from the Company’s internal auditors. The Investment Committee oversees management of risks related to the Company’s investment guidelines and the investment portfolio. The Nominating/Corporate Governance Committee oversees risk management related to the Company’s corporate governance guidelines and code of conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. The Compensation Committee oversees risk management related to the Company’s executive compensation plans and arrangements. These specific risk categories and the Company’s risk management practices are regularly reviewed by the Company’s Board Committees and discussed with the entire Board of Directors in the ordinary course of each Committee’s report at regular Board meetings.
The Company has implemented an enterprise risk management program for the purpose of providing an enterprise-wide perspective on its risks, with the objective of actively identifying and mitigating key risks. Management reports regularly to the Board of Directors regarding the enterprise risk management program and its activities in implementing and maintaining the program. Senior management and other employees also report to the Board of Directors and its Committees from time to time on risk-related issues. In addition, due to the heightened cybersecurity risks in the overall business environment in which the Company operates, the Board of Directors requests and receives periodic reports from management regarding cybersecurity risk management, including potential cybersecurity attacks that might impact the Company and the measures the Company's management takes to prevent such attacks and mitigate the impact in case of an incident.

Executive Sessions of Non-Management Directors
The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Martha E. Marcon, lead independent director and Chair of the Nominating/Corporate Governance Committee, presides at these meetings. During 2020, the Board held four executive sessions of its non-management directors, including at least one such session with only independent directors.
Director Nomination Process
Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding diversity, but as described above considers a broad range of attributes and characteristics in identifying and evaluating nominees for election to the Board of Directors. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.
Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/ Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Each of the nominees for election as director at the 2021 Annual Meeting of Shareholders was elected at the Annual Meeting of Shareholders held in 2020. Each of the nominees for election is recommended by the Nominating/Corporate Governance Committee to stand for election.
Communication with Directors
Shareholders and other interested parties may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation - Non-Management Directors, P.O. Box 1475, Brea, California 92822. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards. In the event the Company makes any amendments to, or grants any waivers of, a provision of its Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on its next periodic report.

Policy Prohibiting Hedging and Pledging of Company Stock

The Company maintains a policy that prohibits all hedging or monetization transactions, including zero-cost collars and forward sale contracts, by employees, executive officers and non-employee directors. In addition, the Company prohibits pledging Company securities as collateral, purchasing Company securities on margin, and other pledging transactions by employees, executive officers and non-employee directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Compensation Philosophy and Methodology
Objectives. The Company’s executive compensation program is designed to be simple and clear and understandable to employees and investors. The Company seeks to attract, motivate and build the long-term commitment of talented executives and to reward and encourage activities that promote the achievement of premium growth while managing costs and losses to maximize underwriting income and ultimately increase shareholder value. The Company’s executive compensation program is administered, under the direction of the Compensation Committee, to tie total compensation to the Company’s business and financial performance, and to align executive officer incentives with creation of the shareholder value the Company seeks to achieve.
Role of Management. Pursuant to a standing resolution of the Board of Directors adopted on January 11, 1986, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promoting and establishing compensation for all executive officers other than himself, with the Compensation Committee being responsible for establishing compensation for Mr. Joseph. Since Mr. Tirador’s appointment as Chief Executive Officer of the Company in January 2007, the Compensation Committee has also had responsibility for establishing the compensation for Mr. Tirador. Messrs. Joseph and Tirador retain the authority to establish compensation for all other executive officers and annually review compensation and responsibilities of all other executive officers.

The Company’s compensation program is designed to provide executive officers with total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee with respect to Messrs. Joseph and Tirador and as determined by Messrs. Joseph and/or Tirador with respect to the other executive officers, based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.
The Company’s executive compensation program and the total compensation provided to executive officers are reviewed by the Compensation Committee annually to ensure that the program is designed and operated to achieve those goals.

Benchmarking and Compensation Consultants. The Compensation Committee did not review comparable company information in setting 2020 executive compensation for the named executive officers. Instead, in setting 2020 executive compensation, the Compensation Committee relied upon the experience of its members in setting compensation of the Chief Executive Officer and Chairman of the Board of the Company. The Chief Executive Officer and Chairman of the Board also did not review comparable company information in setting 2020 compensation levels for other executive officers of the Company, but generally establish compensation based on historical compensation levels for each executive officer and merit increases determined appropriate due to the performance of the executive officer, and for new executive officers based on the responsibilities and expertise of each individual executive officer and the position to which the executive officer is appointed.

Components of Executive Compensation
The Company’s executive compensation program consists of base salary, annual cash bonuses, benefits and, in certain circumstances, long-term incentives.
Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with individual contributions. Base salary for executive officers is initially determined on the date of hire and evaluated annually thereafter or on any material change of duties or position. The base salary of Mr. Joseph, Chairman of the Board, and Mr. Tirador, Chief Executive Officer, is determined on an annual basis by the Compensation Committee. In addition to cash compensation, both Mr. Joseph and Mr. Tirador receive director fees for their participation on the Board of Directors.
Pursuant to the standing resolution described above, Mr. Joseph, with the assistance of Mr. Tirador, establishes the base salary of other executive officers. Salary increases generally take into account the performance of the Company and the respective executive officer based on the subjective assessment of Messrs. Joseph and Tirador. Salary increases are generally effective beginning with the first bi-weekly payroll cycle of March of the applicable year. Annual salary increases for 2020 (over 2019 annual salary levels) and the 2020 annual salaries for the named executive officers were as follows: Mr. Joseph (0%, remaining at $1,081,500); Mr. Tirador (4.5% to $1,102,290); Mr. Stalick (8.3% to $739,024); Mr. Graves (3.0% to $520,251); and Mr. Schroeder (4.0% to $369,987). Mr. Joseph declined any base salary increase for 2020. Annual salary increases for 2021 (over 2020 annual salary levels) for the named executive officers were as follows: Mr. Joseph (3.5% to $1,119,353); Mr. Tirador (3.5% to $1,140,870); Mr. Stalick (8.25% to $800,000); Mr. Graves (4.0% to $541,061); and Mr. Schroeder (7.0% to $395,886).
Annual Cash Bonuses. In addition to base salary, our named executive officers are eligible to receive discretionary annual cash bonuses from a bonus pool established by the Compensation Committee based on its evaluation of Company performance for 2020.
The Company provides for cash bonus opportunities to our named executive officers based upon Company performance as evaluated by the Compensation Committee and individual performance of the participant. Executive bonus determinations are made by the Compensation Committee.
Bonuses for the named executive officers for 2020 (other than Mr. Graves, as described below) were determined on a discretionary basis from a bonus pool established by the Compensation Committee based on its subjective evaluation of Company performance for 2020, as well as its evaluation of individual contributions to the Company.
For 2020, the Compensation Committee determined to pay our named executive officers discretionary bonuses as follows: Mr. Joseph, $1,656,000; Mr. Tirador, $1,656,000; Mr. Stalick, $873,000; and Mr. Schroeder, $475,000.
Mr. Graves is also eligible to receive an annual discretionary bonus, which is determined each year by Messrs. Joseph and Tirador based on their subjective review of his individual performance and the performance of the Company's investment department. Mr. Graves does not have a specified target incentive percentage. For 2020, Messrs. Joseph and Tirador determined to award Mr. Graves an annual bonus of $325,000.
Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company’s 2015 Incentive Award Plan, which has been approved by the Company’s shareholders. Available awards include a variety of stock-based compensation such as stock options, restricted stock, restricted stock units (“RSUs”), dividend equivalent awards, stock payment awards, stock appreciation rights and performance awards which can be a cash bonus award or other incentive award paid in cash. The objective of granting long-term incentive awards is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award amounts are based on individual performance, level of responsibility, and the executive officer’s potential to make significant contributions to the Company.
Since 2018, when long-term incentives have been granted to its named executive officers, the Company has granted stock options to such executive officers. We believe that stock options are an effective tool for rewarding our named executive officers in a manner that aligns their interests with those of our stockholders. Because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to our executives to achieve increases in the value of our stock over time.
The individual grants to named executive officers are subjectively determined based on a number of factors, including the executive officer’s responsibility level and functional role within the Company, but long-term incentive awards are not granted regularly and remain in the discretion of the Compensation Committee.
No long-term incentive awards were granted to the named executive officers during 2020.
Other Benefit Programs. The Company’s executive compensation program also includes what the Compensation Committee believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy and goals. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. The named executive officers are provided with the following additional personal benefits: all named executive officers are provided with the personal use of company-owned automobiles and parking, and the Company pays club dues on behalf of Mr. Joseph.
Consideration of Nonbinding Advisory Vote on Executive Compensation
At the Company’s 2020 Annual Meeting of Shareholders, shareholders holding more than 92% of the votes cast on the proposal voted to approve the compensation of the Company’s named executive officers. The Compensation Committee has considered these results with management and with the full Board of Directors and determined that no specific changes were necessary in its compensation policies and decisions with respect to 2021 as a result of the 2020 vote. The Compensation Committee intends to continue to consider the results of shareholder votes regarding the Company’s named executive officers.
Section 162(m)
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), a public company is generally denied deductions for compensation paid to its “covered employees” to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of the Company’s Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than the Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1,000,000 deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although the Company historically maintained certain performance-based incentive plans that originally were intended to permit the payment of compensation deductible under Section 162(m), subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, the Company may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. Generally, in structuring compensation for the Company’s named executive officers, the Company considers whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation.

Policy Prohibiting Hedging and Pledging of Company Stock by Named Executive Officers
The Company maintains a policy that prohibits all hedging or monetization transactions, including zero-cost collars and forward sale contracts, by named executive officers. In addition, the Company prohibits pledging Company securities as collateral, purchasing Company securities on margin, and other pledging transactions by the named executive officers.
Conclusion
With compensation based on annual base salary, performance-based cash bonuses and participation in non-discriminatory profit sharing and employee benefits plans, the Company’s executive compensation plan avoids the more complex compensation practices used by some companies. There are no severance agreements covering any executive officers of the Company, although we may pay severance or provide termination benefits to our executive officers as needed. No executive officers have change of control or “parachute” payments arrangements other than with respect to cash bonuses awarded and earned but unpaid on the date of a change of control. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no supplemental executive retirement or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders.

The Compensation Committee

Joshua E. Little, Chair
George G. Braunegg
Ramona L. Cappello

Compensation Risks Assessment
Management has made an assessment of the Company’s compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, the Company has determined that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table
The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-equity Incentive Plan Compensation	All Other Compensation (3)	Total
George Joseph	2020	$1,089,819	$1,702,014	$—	$—	$83,867	$2,875,700
Chairman of the Board	2019	1,085,660	568,614	—	—	87,926	1,742,200
	2018	1,080,207	45,864	—	—	84,825	1,210,896

Gabriel Tirador	2020	$1,113,518	$1,703,131	$—	$—	$66,293	$2,882,942
President, Chief Executive	2019	1,051,193	567,997	—	—	87,105	1,706,295
Office and Director	2018	1,008,194	43,060	404,526	—	74,269	1,530,049

Theodore Stalick	2020	$735,384	$905,244	$—	$—	$18,818	$1,659,446
Senior Vice President	2019	675,725	302,749	—	—	18,278	996,752
Chief Financial Officer	2018	625,525	27,096	80,905	—	19,786	753,312

Christopher Graves	2020	$521,746	$348,378	$—	$—	$28,967	$899,091
Vice President	2019	504,551	247,547	—	—	32,662	784,760
Chief Investment Officer	2018	489,402	196,934	—	—	32,479	718,815

Jeffrey Schroeder	2020	$377,594	$490,417	$—	$—	$15,910	$883,921
Vice President and
Chief Product Officer

(1)Includes the annual one-half-month’s bonus awarded to all employees of the Company. For 2020, also includes annual bonuses paid for the named executive officers as follows: Mr. Joseph, $1,656,000, Mr. Tirador, $1,656,000, Mr. Stalick, $873,000, Mr. Graves, $325,000, and Mr. Schroeder, $475,000. For 2019, also includes annual bonuses paid for the named executive officers as follows: Mr. Joseph, $522,750, Mr. Tirador, $523,044, Mr. Stalick, $273,055 and Mr. Graves, $225,000. For 2018, also includes annual bonuses paid for the named executive officers as follows: Mr. Joseph, $0, Mr. Tirador, $0, Mr. Stalick, $0, and Mr. Graves, $175,000.

(2)Reflects the aggregate fair value of awards granted as of the applicable grant date calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) adopted by the Financial Accounting Standards Board, excluding the effect of estimated forfeitures. For additional information about the assumptions used in calculating the grant date fair value of these awards, refer to the notes to the Company’s consolidated financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2020, 2019, and 2018, as filed with the SEC.
(3)See All Other Compensation table below.

All Other Compensation
The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Director Fees	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement and 401(k) Plans (2)	Total
George Joseph	2020	$48,000	$35,867	$—	$83,867
	2019	48,000	39,926	—	87,926
	2018	48,500	36,325	—	84,825

Gabriel Tirador	2020	$48,000	$8,318	$9,975	$66,293
	2019	48,000	29,305	9,800	87,105
	2018	48,500	16,144	9,625	74,269

Theodore Stalick	2020	$—	$8,843	$9,975	$18,818
	2019	—	8,478	9,800	18,278
	2018	—	10,161	9,625	19,786

Christopher Graves	2020	$—	$18,992	$9,975	$28,967
	2019	—	22,862	9,800	32,662
	2018	—	22,854	9,625	32,479

Jeffrey Schroeder	2020	$—	$5,935	$9,975	$15,910

(1)Represents for Mr. Joseph personal use of company automobile and parking in the amounts of $26,387, $27,467 and $27,054 in 2020, 2019 and 2018, respectively, and club dues of $9,480, $12,459 and $9,271 in 2020, 2019 and 2018, respectively; for Mr. Tirador, personal use of company automobile and parking in the amounts of $6,850, $15,478 and $16,144 in 2020, 2019 and 2018, respectively, and agency award trips in the amounts of $1,468, $13,827 and $0 in 2020, 2019 and 2018, respectively; and for Messrs. Stalick, Graves and Schroeder, personal use of company automobile and parking allowance in the amounts of $8,843, $18,992 and $5,935, respectively.
(2)Represents the Company’s matching contributions under a 401(k) option in the profit sharing plan.
Grants of Plan-Based Awards
The following table contains information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2020.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
	Threshold ($)	Target ($)	Maximum ($)
George Joseph	—	—	—
Gabriel Tirador	—	—	—
Theodore Stalick	—	—	—
Christopher Graves	—	—	—
Jeffrey Schroeder	—	—	—

(1)For 2020, our named executive officers were eligible to receive bonuses on a discretionary basis. As a result, there was no set threshold, target or maximum amount.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” No named executive officer has an employment agreement that provides a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of the Board of Directors.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table includes certain information with respect to the value of all unexercised options and unvested stocks previously awarded to the named executive officers at December 31, 2020.

	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name
George Joseph	—	—	$—	—	—	$—
Gabriel Tirador	25,000	25,000	43.01	2/7/2028	—	—
Theodore Stalick	2,500	5,000	43.01	2/7/2028	—	—
Christopher Graves	—	—	—	—	—	—
Jeffrey Schroeder	—	—	—	—	—	—

(1)All stock option awards have a term of ten years from the date of grant and become exercisable in four equal installments on the first through fourth anniversaries of the grant date.

Option Exercises and Stock Vested
None of the Company's named executive officers exercised options or vested in any stock awards during the fiscal year ended during the fiscal year ended December 31, 2020.
Equity Compensation Plan Information
As of December 31, 2020, the Company had compensation plans under which equity securities were authorized for issuance, aggregated as follows:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan (1)	67,500	$43.01	4,830,000
Equity compensation plans not approved by security holders	—	—	—
Total	67,500	$43.01	4,830,000

(1)67,500 represents outstanding stock option awards.

Director Compensation Table
The table below summarizes the compensation paid by the Company for the fiscal year ended December 31, 2020 to directors who served on the Board during 2020, other than Messrs. Joseph and Tirador whose director compensation is disclosed above in the “All Other Compensation Table.”

Name	Fees Earned or Paid in Cash
George G. Braunegg	$60,500
Ramona L. Cappello	64,500
James G. Ellis	64,000
Joshua E. Little	70,000
Martha E. Marcon	96,000

During 2020, each of the Company’s directors received a $6,000 quarterly fee and $6,000 for each Board meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings. In addition, members of Board committees receive additional compensation for service on Board committees. The chair of the Audit Committee received $5,000 per Audit Committee meeting attended in person, and each member of the Audit Committee received $3,000 per Audit Committee meeting attended in person. The chair of the Compensation Committee received $2,000 per Compensation Committee meeting attended in person, and each member of the Compensation Committee received $1,500 per meeting attended. The chair of the Nominating/Corporate Governance Committee received $4,000 per meeting attended, and each other member of the Nominating/Corporate Governance Committee received $2,000 per meeting attended in person plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings. The chair of the Investment Committee received a fee of $3,000 and each non-management member of the Investment Committee received $2,000 per meeting attended in person. The lead independent director received an annual retainer of $20,000. None of the Company’s non-employee directors receive equity awards.
In accordance with the Company’s Corporate Governance Guidelines, the Company’s senior management annually reports to the Compensation Committee regarding the status of the Company’s non-employee director compensation, including consideration of direct and indirect forms of compensation to the non-employee directors such as charitable contributions by the Company to organizations in which a non-employee director is involved. Following its review of the report, the Compensation Committee recommends any changes in non-employee director compensation to the Chairman of the Board. Any changes in non-employee director compensation are considered and approved by the Board of Directors after a full discussion.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of the Company’s employees and the annual total compensation of Gabriel Tirador, President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
For 2020, the Company’s last completed fiscal year:
•the median of the annual total compensation of all employees of the Company (other than Mr. Tirador) was $72,545; and
•the annual total compensation of Mr. Tirador, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $2,882,942.
Based on this information, for 2020, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of Mr. Tirador was 1 to 40.
The Company determined that, as of December 31, 2020, its employee population consisted of 4,322 individuals (including Mr. Tirador). The Company’s employee workforce consists of full and part time employees. For purposes of measuring the compensation of the Company’s employees, it selected total annual cash compensation for 2020 as the most appropriate measure of compensation, which was consistently applied to all employees included in the calculation. With respect to the total annual compensation of the “median employee” for purposes of the ratio disclosed above, the Company identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
During the fiscal year 2020, Joshua E. Little, George G. Braunegg and Ramona L. Cappello were members of the Compensation Committee, with Joshua E. Little acting as Chair. No current member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2020.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company’s executive compensation program is designed to attract, motivate and retain a talented team of executives. The Company seeks to accomplish this goal in a way that rewards performance that is aligned with its shareholders’ long-term interests. The Company believes that its executive compensation program achieves this goal and is strongly aligned with the long-term interests of its shareholders.
Pursuant to Section 14A of the Exchange Act, the Company is submitting a proposal to its shareholders for an advisory vote on the compensation of its named executive officers. This proposal is a non-binding vote, but gives shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.
Accordingly, the following resolution is submitted for shareholder vote at the 2021 Annual Meeting:
“RESOLVED, that the shareholders of Mercury General Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.”
As an advisory vote, this proposal is not binding. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Board of Directors unanimously recommends that shareholders vote FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in this Proxy Statement.

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2021, subject to ratification of the selection by the shareholders. KPMG LLP has been the Company’s independent public accounting firm since 1963. To the Audit Committee’s knowledge, at no time has KPMG LLP had any direct or indirect financial interest in or connection with the Company or any of its subsidiaries other than for services rendered to the Company as described below.
The Audit Committee is composed of independent directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year.
Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Audit Fees for Fiscal 2020 and 2019
The aggregate fees billed to the Company by KPMG LLP, the Company’s independent auditors, for the fiscal years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Audit Fees (1)	$2,820,780	$2,808,280
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,820,780	$2,808,280

(1)Audit Fees consist of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries’ statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of internal control over financial reporting.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.
Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors
The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. The Audit Committee has pre-approved certain non-audit services below established dollar threshold amounts. Additional audit or non-audit services, or provision of nonaudit services in excess of the threshold amounts, require separate pre-approval. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services in excess of the threshold amounts and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.
RELATED PERSON TRANSACTIONS
Related Party Transaction Approval Policy
The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board of Directors has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.
Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Nominating/ Corporate Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Nominating/Corporate Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.

Management is expected to report to the Nominating/Corporate Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Nominating/Corporate Governance Committee in advance as described above.
George Toney, the nephew of George Joseph and the brother of Charles Toney, the Company’s Chief Actuary, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2020, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $831,410. Louise Toney, George Joseph’s sister, is an employee of and receives compensation from the agency. Victor Joseph, George Joseph's son, is Vice President and Chief Underwriting Officer of the Company. In 2020, Victor Joseph earned $666,806 in total compensation as an employee of the Company. Alan Joseph, George Joseph's son, is Agency Profitability Specialist of the Company. In 2020, Alan Joseph earned $137,018 in total compensation as an employee of the Company.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Martha E. Marcon (chair), Joshua E. Little and Ramona L. Cappello.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committee,” as adopted by the Public Company Accounting Oversight Board.
The Company’s independent accountants also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants, if any, is compatible with their independence.
Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

February 11, 2021	The Audit Committee

Martha E. Marcon, Chair
Joshua E. Little
Ramona L. Cappello

SHAREHOLDER PROPOSALS
Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company no later than December 1, 2021, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company no later than January 12, 2022 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS
The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS
Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-7116).

The Company’s Annual Report to Shareholders is being provided with the Proxy Statement to shareholders of record on March 17, 2021. Upon request, the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,
Judy A. Walters, Secretary
Los Angeles, California
March 30, 2021

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39552-P52157

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCURY GENERAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) George Joseph
02) Martha E. Marcon
03) Joshua E. Little
04) Gabriel Tirador
05) James G. Ellis
06) George G. Braunegg
07) Ramona L. Cappello

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Ratification of selection of independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date